Exhibit 23(c)





                   CONSENT OF ENDICOTT FINANCIAL ADVISORS, LLC

                  We hereby consent to the use of our firm's name in the Form S-4 Registration Statement of HUBCO, Inc. ("HUBCO") and amendments thereto relating to the registration of shares of HUBCO's common stock to be issued in connection with the proposed acquisition of The Bank of Southington ("Southington"). We also consent to the inclusion of our opinion letter dated September 29, 1997 as an Appendix to the Proxy Statement-Prospectus included as part of the Form S-4 Registration Statement, and to the references to our opinion included in the Proxy Statement-Prospectus.



                                              ENDICOTT FINANCIAL ADVISORS, LLC


Date: September 29, 1997